UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 15, 2025

________________

INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillside, New Jersey 07205
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2025, Integrated BioPharma, Inc. (the "Company") and Manhattan Drug Company, Inc. ("MDC"), a wholly owned subsidiary of the Company (collectively, the "Borrower"), entered into a Loan Agreement (the "Loan Agreement") with PNC Bank, National Association (the "Bank").  The Loan Agreement provides a committed revolving line of credit under which the Borrower may request and the Bank will make advances to the Borrower from time to time until April 5, 2026, (the "Expiration Date"), in an aggregate amount outstanding at any time not to exceed $4,000,000.00 (the "Line of Credit") and a Convertible Equipment Line of Credit in an amount in the aggregate at any time outstanding not to exceed $500,000.00 (the "Convertible ELOC").  Advances under the Convertible ELOC will be used for the purchase of equipment and/or vehicles.

The Line of Credit bears interest at a rate per annum which is equal to the sum of (A) Daily one-month SOFR plus (B) 250 basis points (2.50%). Accrued interest will be due and payable on the same day of each month, beginning with the payment due on May 15, 2025. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date.

Prior to any Conversion Date, amounts outstanding under the Convertible ELOC will bear interest at a rate per annum (the “Daily Rate”) equal to the sum of (i) Daily one-month SOFR plus (ii) 250 basis points (2.50%) and from and after the Conversion Date, amounts outstanding under this Convertible ELOC will bear interest for the remaining term at either: (i) a rate per annum equal to the Daily Rate; or (ii) a fixed rate of interest per annum as offered to the Borrower by the Bank in its sole discretion and agreed upon in writing between the Borrower and the Bank.

The Borrower also entered into a Reimbursement Agreement for Standby and Commercial Letter(s) of Credit whereby, from time to time, the Borrower may request the issuance of one or more letters of credit (each a "Credit").  The Credit bears interest at the same rate as the Line of Credit under the Loan Agreement as described above.

In addition, in connection with the Loan Agreement, the Company and MDC (collectively, the "Grantors") each entered into a Security Agreement with the Bank, pursuant to which each of the Grantors assigned and granted to the Bank, as secured party, a continuing lien on and security interest in all right, title and interest of such Grantor in, to, and under all of the assets of such Grantor.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Concurrent with entering into the Loan Agreement described in Item 1.01, the Company, MDC, Agrolabs, Inc., IHT Health Products, Inc., IHT Properties Corp. and Vitamin Factory, Inc. (collectively, the "Prior Borrowers”) paid off in full the outstanding amount owing under the existing Revolving Credit, Term Loan and Security Agreement (the "Prior Agreement”) with PNC Bank, National Association as agent and lender ("PNC Bank”) and terminated the Prior Agreement.  The Prior Borrowers paid PNC Bank $7,864.51 as the payoff amount that was owing under the Prior Agreement as of April 15, 2025.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

10.1	Loan Agreement dated as of April 15, 2025 between Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association
10.2	Promissory Note - Line of Credit dated April 15, 2025 by and among Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association
10.3	Promissory Note - Convertible Line of Credit dated April 15, 2025 by and among Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association
10.4	Security Agreement dated as of April 15, 2025 by and between Integrated BioPharma, Inc. and PNC Bank, National Association
10.5	Security Agreement dated as of April 15, 2025 by and between Manhattan Drug Company, Inc. and PNC Bank, National Association
10.6	Reimbursement Agreement for Standby and Commercial Letter(s) of Credit dated as of April 15, 2025 by and among Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association and any Bank Affiliate
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement dated as of April 15, 2025 between Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association
10.2	Promissory Note - Line of Credit dated April 15, 2025 by and among Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association
10.3	Promissory Note - Convertible Line of Credit dated April 15, 2025 by and among Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association
10.4	Security Agreement dated as of April 15, 2025 by and between Integrated BioPharma, Inc. and PNC Bank, National Association
10.5	Security Agreement dated as of April 15, 2025 by and between Manhattan Drug Company, Inc. and PNC Bank, National Association
10.6	Reimbursement Agreement for Standby and Commercial Letter(s) of Credit dated as of April 15, 2025 by and among Integrated BioPharma, Inc. and Manhattan Drug Company, Inc. and PNC Bank, National Association and any Bank Affiliate
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BIOPHARMA, INC.

Date: April 21, 2025	By: /s/ Dina L Masi
Dina L Masi
Chief Financial Officer